Exhibit 99.1
SolarWinds Announces Third Quarter 2024 Results
AUSTIN, Texas - October 31, 2024 - SolarWinds Corporation (NYSE:SWI), a leading provider of simple, powerful, secure observability and IT management software, today reported results for its third quarter ended September 30, 2024.
Third Quarter Financial Highlights
•Total revenue for the third quarter of $200.0 million, representing 6% year-over-year growth, and total recurring revenue representing 94% of total revenue.
•Net income for the third quarter of $12.6 million.
•Adjusted EBITDA for the third quarter of $96.0 million, representing a margin of 48% of total revenue and 13% year-over-year growth.
•Subscription Annual Recurring Revenue (ARR) of $289.5 million, representing year-over-year growth of 36%, and Total ARR of $724.1 million, representing year-over-year growth of 8%.
Please see the tables below for a reconciliation of our GAAP to non-GAAP results.
“We delivered another solid quarter, once again highlighted by total revenue and adjusted EBITDA above the high end of our guidance range for the third quarter,” said Sudhakar Ramakrishna, SolarWinds President and Chief Executive Officer. “Our focus on customer success and the value that our platform solutions deliver to customers continue to yield strong results. I’m pleased with our performance in the third quarter and remain confident in our ability to achieve our 2024 objectives while remaining steadfast in our mission to enrich the lives of our customers.”
Recent Business Highlights
•In July, SolarWinds announced it received global recognition for powerful IT management solutions and industry excellence, including The Globee® Cybersecurity Awards, 2024 BIG Innovation Awards, CRN’s 2024 Channel Chiefs, and multiple Stevie® Awards for innovation.
•In August, SolarWinds announced it was named a leader in the 2024 GigaOm Radar Reports for Network and Cloud Observability.
•In September, SolarWinds celebrated its tenth annual IT Pro Day, a day to honor the IT professionals who do the critical but often unseen work to keep our networks and applications running.
•In early October, SolarWinds announced expanded capabilities across its SolarWinds Observability Self-Hosted and SolarWinds Observability SaaS offerings, including greater on-premises network and infrastructure monitoring, expanded cloud monitoring capabilities, new and expanded AI and AIOps-driven capabilities, and expanded network device support.
Balance Sheet
At September 30, 2024, total cash and cash equivalents and short-term investments were $199.2 million, and total debt was $1.2 billion.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds’ use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Financial Outlook
As of October 31, 2024, SolarWinds is providing its financial outlook for the fourth quarter and its updated financial outlook for the full year of 2024. The financial information below represents forward-looking non-GAAP financial information, including an estimate of adjusted EBITDA and non-GAAP diluted earnings per share. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization, certain expenses related to the cyberattack that occurred in December 2020 (the “Cyber Incident”), restructuring costs, and certain other costs related to non-recurring items. We have not reconciled our estimates of these forward-looking non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for Fourth Quarter of 2024
SolarWinds’ management currently expects to achieve the following results for the fourth quarter of 2024:
•Total revenue in the range of $201 to $204 million, representing growth of approximately 2% as compared to the fourth quarter of 2023 total revenue at the midpoint of the range.
•Adjusted EBITDA of approximately $95 to $98 million, representing growth of approximately 11% over the fourth quarter of 2023 adjusted EBITDA at the midpoint of the range.
•Non-GAAP diluted earnings per share of $0.27 to $0.28.
•Weighted average outstanding diluted shares of approximately 175.0 million.
Financial Outlook for Full Year of 2024
SolarWinds’ management currently expects to achieve the following results for the full year of 2024:
•Total revenue in the range of $788 to $791 million, representing growth of approximately 4% over the full year of 2023 total revenue at the midpoint of the range.
•Adjusted EBITDA of approximately $376 to $379 million, representing growth of approximately 15% over the full year of 2023 adjusted EBITDA at the midpoint of the range.
•Non-GAAP diluted earnings per share of $1.08 to $1.09.
•Weighted average outstanding diluted shares of approximately 173.9 million.
The conference call will provide additional details on the company's outlook.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, business and business outlook at 7:30 a.m. CT (8:30 a.m. ET/5:30 a.m. PT). A live webcast of the call and materials presented during the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at +1 (888) 510-2008 and internationally at +1 (646) 960-0306. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 2975715. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and the full year 2024. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the Cyber Incident, including with respect to (1) litigation and investigation risks related to the Cyber Incident, including as a result of the pending civil complaint filed by the Securities and Exchange Commission against us and our Chief Information Security Officer, including that we have and may continue to incur significant costs in defending ourselves and may be unsuccessful in doing so, resulting in exposure to potential penalties, judgements, fines, settlement-related costs and other costs and liabilities related thereto, (2) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident, SolarWinds’ response thereto or litigation related to the Cyber Incident has and may in the future result in the loss of business as a result of termination or non-renewal of agreements, or reduced purchases or upgrades of our products, reputational damage adversely affecting customer, partner, and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, indemnity obligations, penalties for violation of applicable laws or regulations, and the incurrence of other liabilities and risks related to the impact of any such costs and liabilities, and (3) the possibility that our steps to secure our internal environment, improve our product development environment, and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against future threat actors or attacks, or be perceived by existing and prospective customers as sufficient to address the harm caused by the Cyber Incident; (b) other risks related to cybersecurity, including that we have experienced and may in the future experience other security incidents and have had and may in the future have vulnerabilities in our systems and services, including to a greater degree, with respect to our legacy products, which vulnerabilities have been and may in the future be exploited, whether through the actions or inactions of our employees, our customers, insider threats or otherwise, which may result in compromises or breaches of our and our customers’ systems or, theft or misappropriation of our and our customers’ confidential, proprietary or personal information, as well as exposure to legal and other liabilities, including the related risk of higher customer, employee and partner attrition and the loss of key personnel, as well as negative impacts to our sales, renewals and upgrades; (c) risks related to the evolving breadth of our sales motion and challenges, investments and additional costs associated with increased selling efforts toward enterprise customers and adopting a subscription first approach; (d) risks relating to increased investments in, and the timing and success of, our transformation from monitoring to observability; (e) risks related to any shifts in our revenue mix and the timing of how we recognize revenue as we transition to subscription; (f) risks related to using artificial intelligence (“AI”) in our business and our solutions, including risks related to evolving laws and regulations regarding the use of AI, machine learning and the receipt, collection, storage, processing and transfer of data as well as the threat of cyberattacks created through AI or leveraging AI; (g) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (h) any of the following factors either generally or as a result of the impacts of global macroeconomic conditions, the wars in Israel and Ukraine, geopolitical tensions involving China, disruptions in the global supply chain and energy markets, inflation, recession or recessionary concerns, uncertainty over liquidity concerns in the broader financial services industry and foreign currency exchange rates and their impact on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (2) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers or to convert our maintenance customers to subscription products, (3) any decline in our renewal or net retention rates or any delay or loss of U.S. government sales, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades or pricing model changes by us or our competitors, (6) changes in interest rates, (7) risks associated with our international operations and any international expansion efforts and (8) ongoing sanctions and export controls; (i) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our infrastructure, product offerings and sales motion in order to support additional growth in our business; (j) our ability to compete effectively in the markets we serve and the risks of increased competition as we enter new markets; (k) our ability to attract, retain and motivate employees; (l) any violation of legal and regulatory requirements or any misconduct by our employees or partners; (m) risks associated with increased efforts and costs to comply with ongoing changes in applicable laws and regulations; (n) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (o) risks associated with our status as a controlled company; and (p) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 16, 2024, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed on August 2, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 that SolarWinds anticipates filing on or before November 12, 2024. All information provided in this release is as of the date hereof, and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that investors and securities analysts use these non-GAAP financial measures to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact calculation method between companies. Further, these non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures, and the method by which their assets were acquired. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance, excluding the effect of foreign currency rate fluctuations. To present this information, current period results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins excluding such items as amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs, restructuring costs, and Cyber Incident costs. Management believes these measures are useful for the following reasons:

•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions including our acquired technologies. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions, and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Acquisition and Other Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain costs that are non-recurring, including internal investigation costs. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses we would not have otherwise incurred in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs allows users of our financial statements to better review and understand the historical and current results of our operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance paid in connection with corporate restructuring activities, as well as costs related to the separation of employment with executives of the company. In addition, we exclude lease impairments and other costs incurred in connection with the exiting of certain leased facilities and other contracts as they relate to our corporate restructuring and exit activities. These costs are infrequent, inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Cyber Incident Costs. We exclude certain expenses resulting from the Cyber Incident. Expenses include costs to investigate and remediate the Cyber Incident, costs of lawsuits and investigations related thereto, including settlement costs and legal and other professional services, and estimated loss contingencies. Cyber Incident costs are provided net of insurance reimbursements, although the timing of recognizing insurance reimbursements has differed from the timing of recognizing the associated expenses. We expect to incur significant legal and other professional services expenses associated with the Cyber Incident in future periods. The Cyber Incident results in operating expenses that we would not have otherwise incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. We expect to continue to invest significantly in cybersecurity, and such additional investments are not included in the net Cyber Incident costs reported.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP cost of revenue and non-GAAP operating income, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding diluted common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income (loss), excluding amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, Cyber Incident costs, net, interest expense, net, debt-related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements. Additionally, adjusted EBITDA: excludes the impact of restructuring impairment charges related to exited leased facilities which may continue to require future cash rent payments;

does not reflect changes in, or cash requirements for, our working capital needs; does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and does not reflect tax payments that may represent a reduction in cash available to us. Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, restructuring costs, Cyber Incident costs, net, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Other Defined Terms
Subscription Annual Recurring Revenue (Subscription ARR). Subscription ARR represents the annualized recurring value of all active subscription contracts at the end of a reporting period.
Total Annual Recurring Revenue (Total ARR). Total ARR represents the sum of Subscription ARR and the annualized value of all maintenance contracts related to perpetual licenses active at the end of a reporting period assuming those contracts are renewed at their existing terms.
We use Subscription ARR and Total ARR to better understand and assess the performance of our business, as our mix of revenue generated from recurring revenue has increased in recent years. Subscription ARR and Total ARR each provides a normalized view of customer retention, renewal and expansion, as well as growth from new customers. Subscription ARR and Total ARR should each be viewed independently of revenue and deferred revenue and are not intended to be combined with or to replace either of those items.

#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of simple, powerful, secure observability and IT management software built to enable customers to accelerate their digital transformation. Our solutions provide organizations worldwide—regardless of type, size, or complexity—with a comprehensive and unified view of today’s modern, distributed, and hybrid network environments. We continuously engage IT service and operations professionals, DevOps and SecOps professionals, and Database Administrators (DBAs) to understand the challenges they face in maintaining high-performing and highly available IT infrastructures, applications, and environments. The insights we gain from them, in places like our THWACK® community, allow us to address customers’ needs now, and in the future. Our focus on the user and our commitment to excellence in end-to-end hybrid IT management have established SolarWinds as a worldwide leader in solutions for observability, IT service management, application performance, and database management. Learn more today at www.solarwinds.com.
The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.
© 2024 SolarWinds Worldwide, LLC. All rights reserved.
CONTACTS:

Media:	Investors:
Dillon Townsel Phone: 512.571.3455 Media: pr@solarwinds.com	Tim Karaca Phone: 512.498.6739 Investors: ir@solarwinds.com

SolarWinds Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$193,017	$284,695
Short-term investments	6,176	4,477
Accounts receivable, net of allowances of $932 and $743 as of September 30, 2024 and December 31, 2023, respectively	100,188	103,455
Income tax receivable	1,426	459
Prepaid and other current assets	25,032	28,241
Total current assets	325,839	421,327
Property and equipment, net	17,210	19,669
Operating lease assets	34,325	43,776
Deferred taxes	137,931	133,224
Goodwill	2,405,876	2,397,545
Intangible assets, net	143,764	183,688
Other assets, net	53,479	51,686
Total assets	$3,118,424	$3,250,915
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,406	$9,701
Accrued liabilities and other	44,348	56,643
Current operating lease liabilities	14,224	14,925
Accrued interest payable	262	942
Income taxes payable	44,335	29,240
Current portion of deferred revenue	335,384	344,907
Current debt obligation	9,267	12,450
Total current liabilities	457,226	468,808
Long-term liabilities:
Deferred revenue, net of current portion	43,548	42,070
Non-current deferred taxes	1,955	1,933
Non-current operating lease liabilities	39,900	49,848
Other long-term liabilities	15,586	55,278
Long-term debt, net of current portion	1,195,846	1,190,934
Total liabilities	1,754,061	1,808,871
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 170,541,946 and 166,637,506 shares issued and outstanding as of September 30, 2024 and December 31, 2023 respectively	171	167
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	2,561,560	2,688,854
Accumulated other comprehensive loss	(17,727)	(28,103)
Accumulated deficit	(1,179,641)	(1,218,874)
Total stockholders’ equity	1,364,363	1,442,044
Total liabilities and stockholders’ equity	$3,118,424	$3,250,915

SolarWinds Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Subscription	$76,463	$58,764	$215,253	$166,510
Maintenance	110,632	116,415	332,658	346,949
Total recurring revenue	187,095	175,179	547,911	513,459
License	12,930	14,412	38,675	47,142
Total revenue	200,025	189,591	586,586	560,601
Cost of revenue:
Cost of recurring revenue	19,692	17,957	56,345	54,884
Amortization of acquired technologies	1,321	3,412	5,752	10,273
Total cost of revenue	21,013	21,369	62,097	65,157
Gross profit	179,012	168,222	524,489	495,444
Operating expenses:
Sales and marketing	56,954	59,675	167,179	185,429
Research and development	26,354	27,308	80,581	75,180
General and administrative	32,563	31,101	94,192	91,120
Amortization of acquired intangibles	11,457	11,613	34,468	36,712
Total operating expenses	127,328	129,697	376,420	388,441
Operating income	51,684	38,525	148,069	107,003
Other income (expense):
Interest expense, net	(25,970)	(29,314)	(80,847)	(87,338)
Other expense, net	(704)	(121)	(714)	(197)
Total other expense	(26,674)	(29,435)	(81,561)	(87,535)
Income before income taxes	25,010	9,090	66,508	19,468
Income tax expense	12,440	12,262	27,275	28,001
Net income (loss)	$12,570	$(3,172)	$39,233	$(8,533)
Net income (loss) available to common stockholders	$12,570	$(3,172)	$39,233	$(8,533)
Net income (loss) available to common stockholders per share:
Basic income (loss) per share	$0.07	$(0.02)	$0.23	$(0.05)
Diluted income (loss) per share	$0.07	$(0.02)	$0.23	$(0.05)
Weighted-average shares used to compute net income (loss) available to common stockholders per share:
Shares used in computation of basic income (loss) per share	169,971	165,275	168,724	164,089
Shares used in computation of diluted income (loss) per share	173,900	165,275	173,071	164,089

SolarWinds Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	$39,233	$(8,533)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	56,029	62,810
Provision for losses on accounts receivable	267	300
Stock-based compensation expense	57,221	55,103
Amortization of debt issuance costs	7,132	8,050
Deferred taxes	(2,921)	(1,532)
(Gain) loss on foreign currency exchange rates	377	(614)
Lease impairment charges	2,148	11,685
Other non-cash expenses	200	359
Changes in operating assets and liabilities:
Accounts receivable	3,331	7,908
Income taxes receivable	(925)	(171)
Prepaid and other assets	4,549	24,057
Accounts payable	(300)	(5,020)
Accrued liabilities and other	(16,211)	(25,025)
Accrued interest payable	(680)	47
Income taxes payable	(24,142)	(6,024)
Deferred revenue	(9,790)	(5,211)
Net cash provided by operating activities	115,518	118,189
Cash flows from investing activities
Purchases of investments	(25,064)	(3,948)
Maturities of investments	23,699	27,535
Purchases of property and equipment	(4,457)	(3,000)
Capitalized software development costs	(10,823)	(10,232)
Purchases of intangible assets	(234)	(172)
Other investing activities	—	564
Net cash provided by (used in) investing activities	(16,879)	10,747
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	3,262	3,377
Repurchase of common stock	(20,516)	(14,696)
Exercise of stock options	42	114
Dividends paid	(168,162)	—
Proceeds from credit agreement	10,001	—
Repayments of borrowings from credit agreement	(10,001)	(6,226)
Payment of debt issuance costs	(5,657)	—
Net cash used in financing activities	(191,031)	(17,431)
Effect of exchange rate changes on cash and cash equivalents	714	(1,012)
Net increase (decrease) in cash and cash equivalents	(91,678)	110,493
Cash and cash equivalents
Beginning of period	284,695	121,738
End of period	$193,017	$232,231

	Nine Months Ended September 30,
	2024	2023
Supplemental disclosure of cash flow information
Cash paid for interest	$80,907	$83,308
Cash paid for income taxes	$51,704	$32,477

Non-cash investing and financing transactions
Stock-based compensation included in capitalized software development costs	$863	$946

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(in thousands, except margin data)
GAAP cost of revenue	$21,013	$21,369	$62,097	$65,157
Stock-based compensation expense and related employer-paid payroll taxes	(624)	(519)	(1,831)	(1,589)
Amortization of acquired technologies	(1,321)	(3,412)	(5,752)	(10,273)
Restructuring costs	—	—	(39)	(377)
Non-GAAP cost of revenue	$19,068	$17,438	$54,475	$52,918

GAAP gross profit	$179,012	$168,222	$524,489	$495,444
Stock-based compensation expense and related employer-paid payroll taxes	624	519	1,831	1,589
Amortization of acquired technologies	1,321	3,412	5,752	10,273
Restructuring costs	—	—	39	377
Non-GAAP gross profit	$180,957	$172,153	$532,111	$507,683
GAAP gross margin	89.5%	88.7%	89.4%	88.4%
Non-GAAP gross margin	90.5%	90.8%	90.7%	90.6%

GAAP sales and marketing expense	$56,954	$59,675	$167,179	$185,429
Stock-based compensation expense and related employer-paid payroll taxes	(6,178)	(7,236)	(17,275)	(18,962)
Acquisition and other costs	—	(213)	—	(213)
Restructuring costs	(537)	(240)	(1,599)	(2,857)
Non-GAAP sales and marketing expense	$50,239	$51,986	$148,305	$163,397

GAAP research and development expense	$26,354	$27,308	$80,581	$75,180
Stock-based compensation expense and related employer-paid payroll taxes	(3,535)	(3,347)	(10,620)	(9,772)
Restructuring costs	—	(1,703)	(889)	(1,945)
Non-GAAP research and development expense	$22,819	$22,258	$69,072	$63,463

GAAP general and administrative expense	$32,563	$31,101	$94,192	$91,120
Stock-based compensation expense and related employer-paid payroll taxes	(9,694)	(9,785)	(29,114)	(26,264)
Acquisition and other costs	32	(1,591)	(960)	(1,715)
Restructuring costs	(1,175)	(77)	(4,300)	(15,035)
Cyber Incident costs, net	(2,532)	(2,901)	(7,641)	4,289
Non-GAAP general and administrative expense	$19,194	$16,747	$52,177	$52,395

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(in thousands, except margin data)
GAAP operating expenses	$127,328	$129,697	$376,420	$388,441
Stock-based compensation expense and related employer-paid payroll taxes	(19,407)	(20,368)	(57,009)	(54,998)
Amortization of acquired intangibles	(11,457)	(11,613)	(34,468)	(36,712)
Acquisition and other costs	32	(1,804)	(960)	(1,928)
Restructuring costs	(1,712)	(2,020)	(6,788)	(19,837)
Cyber Incident costs, net	(2,532)	(2,901)	(7,641)	4,289
Non-GAAP operating expenses	$92,252	$90,991	$269,554	$279,255

GAAP operating income	$51,684	$38,525	$148,069	$107,003
Stock-based compensation expense and related employer-paid payroll taxes	20,031	20,887	58,840	56,587
Amortization of acquired technologies	1,321	3,412	5,752	10,273
Amortization of acquired intangibles	11,457	11,613	34,468	36,712
Acquisition and other costs	(32)	1,804	960	1,928
Restructuring costs	1,712	2,020	6,827	20,214
Cyber Incident costs, net	2,532	2,901	7,641	(4,289)
Non-GAAP operating income	$88,705	$81,162	$262,557	$228,428
GAAP operating margin	25.8%	20.3%	25.2%	19.1%
Non-GAAP operating margin	44.3%	42.8%	44.8%	40.7%

GAAP net income (loss)	$12,570	$(3,172)	$39,233	$(8,533)
Stock-based compensation expense and related employer-paid payroll taxes	20,031	20,887	58,840	56,587
Amortization of acquired technologies	1,321	3,412	5,752	10,273
Amortization of acquired intangibles	11,457	11,613	34,468	36,712
Acquisition and other costs	(32)	1,804	960	1,928
Restructuring costs	1,712	2,020	6,827	20,214
Cyber Incident costs, net	2,532	2,901	7,641	(4,289)
Loss on extinguishment of debt	211	—	276	—
Tax benefits associated with above adjustments	(2,939)	(1,452)	(13,003)	(7,930)
Non-GAAP net income	$46,863	$38,013	$140,994	$104,962

GAAP diluted earnings (loss) per share	$0.07	$(0.02)	$0.23	$(0.05)
Non-GAAP diluted earnings per share	$0.27	$0.23	$0.81	$0.64

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(in thousands, except margin data)
Net income (loss)	$12,570	$(3,172)	$39,233	$(8,533)
Amortization and depreciation	18,235	19,678	55,673	60,636
Income tax expense	12,440	12,262	27,275	28,001
Interest expense, net	25,970	29,314	80,847	87,338
Unrealized foreign currency (gains) losses	539	(730)	377	(614)
Acquisition and other costs	(32)	1,804	960	1,928
Debt-related costs	2,039	98	2,929	301
Stock-based compensation expense and related employer-paid payroll taxes	20,031	20,887	58,840	56,587
Restructuring costs(1)	1,712	2,020	6,827	20,214
Cyber Incident costs, net	2,532	2,901	7,641	(4,289)
Adjusted EBITDA	$96,036	$85,062	$280,602	$241,569
Adjusted EBITDA margin	48.0%	44.9%	47.8%	43.1%
_______
(1)Restructuring costs include non-cash lease impairment and other charges incurred in connection with the exiting of certain leased facilities of $2.8 million and $13.9 million for the nine months ended September 30, 2024 and 2023, respectively.

Reconciliation of Revenue to Non-GAAP Revenue
on a Constant Currency Basis
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Growth Rate	2024	2023	Growth Rate

	(in thousands, except percentages)
Total revenue	$200,025	$189,591	5.5%	$586,586	$560,601	4.6%
Estimated foreign currency impact(1)	(488)	—	(0.3)	(642)	—	(0.1)
Non-GAAP total revenue on a constant currency basis	$199,537	$189,591	5.2%	$585,944	$560,601	4.5%
_______
(1)The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and nine months ended September 30, 2024.

Reconciliation of Unlevered Free Cash Flow
(Unaudited)

	Nine Months Ended September 30,
	2024	2023

	(in thousands)
Net cash provided by operating activities	$115,518	$118,189
Capital expenditures(1)	(15,514)	(13,404)
Free cash flow	100,004	104,785
Cash paid for interest and other debt related items	77,047	79,542
Cash paid for acquisition and other costs, restructuring costs, Cyber Incident costs, net, employer-paid payroll taxes on stock awards and other one-time items	18,180	8,370
Unlevered free cash flow (excluding forfeited tax shield)	195,231	192,697
Forfeited tax shield related to interest payments(2)	(21,036)	(21,660)
Unlevered free cash flow	$174,195	$171,037
_______________
(1)Includes purchases of property and equipment, capitalized software development costs and purchases of intangible assets.
(2)Forfeited tax shield related to interest payments assumes a statutory rate of 26.0% for both the nine months ended September 30, 2024 and 2023.